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                                                                    Exhibit 10.9


                                AMENDMENT TO THE
                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                             EXCESS INVESTMENT PLAN

         BY THIS AGREEMENT, the Phoenix Home Life Mutual Insurance Company Excess Investment Plan (the "Plan"), as amended and restated effective January 1, 1994, is hereby amended as follows effective as of the date of the merger of Phoenix Securities Group, Inc. into Duff & Phelps Corporation, on or about November 1, 1995.

         1.       Section 2.07 is amended to read as follows:

                  "'Company' means Phoenix Home Life Mutual Insurance Company, the predecessors and successors thereto, and each Participating Employer."

         2. The following new Section 2.19 is added to the Plan and subsequent sections are renumbered accordingly:

                  "'Participating Employer' means each corporation that has adopted the Plan with the permission of the Benefit Plans Committee in accordance with the provisions of Article VM."

         3. Section 3.01 is amended by adding the following sentence to the end thereof:

                  "Notwithstanding the foregoing, Employees hired by Phoenix Equity Planning Corporation or Phoenix Investment Counsel, Inc. after June 14, 1995 who were not employed by Phoenix Home Life Mutual Insurance Company or any of its subsidiaries immediately prior to their date of hire by Phoenix Equity Planning Corporation or Phoenix Investment Counsel, Inc. shall not be eligible to participate in this Plan."

         3.       The following new Article VIII is added to the Plan:

                            "PARTICIPATING EMPLOYERS

         8.01              ADOPTION OF PLAN BY OTHER EMPLOYERS

                           With the consent of the Benefit Plans Committee, any other corporation may adopt the Plan and all of the provisions hereof and participate herein as a Participating Employer by a properly executed document evidencing said intent and will of such Participating Employer.

         8.02              REQUIREMENTS OF PARTICIPATING EMPLOYERS

                           (a) Benefits payable under the Plan to employees of the Participating Employer are funded through the Participating Employer's general assets. The Participating Employer agrees to pay and assumes all liability with

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                           respect to all benefits payable under the Plan to
                           past, present and future employees of the Participating Employer, their spouses and other dependents and beneficiaries in accordance with the terms of the Plan. Notwithstanding the foregoing, Phoenix Home Life Mutual Insurance Company and not Phoenix Equity Planning Corporation nor Phoenix Investment Counsel, Inc. shall pay and assume liability for benefits payable under the Plan to Employees of Phoenix Equity Planning Corporation and Phoenix Investment Counsel, Inc. with respect to service completed before January 1, 1996.

                           (b) The Plan Administrator shall keep separate books and records concerning the contributions and benefits payable under the Plan with respect to the Participating Employer and the Employees of the Participating Employer.

                           (c) The Participating Employer shall pay to Phoenix Home Life Mutual Insurance Company its proportionate share of any administrative expenses of the Plan which are to be paid by the Employer.

         8.03              DESIGNATION OF AGENT

                           Each Participating Employer shall be deemed to have designated irrevocably the Benefit Plans Committee and the Plan Administrator as its agents.

         8.04              PLAN AMENDMENT

                           (a) Subject to the provisions of paragraph (b) hereof, each Participating Employer shall be deemed to have delegated to the Benefit Plans Committee the right at any time to amend the Plan in accordance with the terms of the Plan, provided that any such amendment could not significantly affect the Participating Employer's share of the cost of the Plan. If an amendment could significantly affect the Participating Employer's share of the cost of the Plan, then such amendment shall not be effective with respect to the Participating Employer until approved by the Board of Directors of the Participating Employer. Any such amendment shall be adopted at a meeting duly called or by unanimous written consent in accordance with the Participating Employer's Articles of Incorporation, Bylaws and applicable law and shall become effective as provided therein upon its execution.

                           (b) No amendment to the Plan shall be effective with respect to a Participating Employer until 45 days after a copy of the amendment shall have been delivered to the Participating Employer, unless the


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                           Participating Employer shall have waived its right to
                           receive such advance copy of the amendment.

         8.05              WITHDRAWAL OF A PARTICIPATING EMPLOYER

                           A Participating Employer may terminate its participation in the Plan by giving the Benefit Plans Committee prior written notice specifying a termination date which shall be the last day of a month at least 30 days subsequent to the date such notice is delivered to the Benefit Plans Committee, unless the Benefit Plans Committee shall have waived its right to such notice. The Benefit Plans Committee may terminate a Participating Employer's participation in the Plan as of any termination date by giving the Participating Employer prior written notice specifying a termination date which shall be the last day of a month at least 30 days subsequent to the date such notice is delivered to the Participating Employer, unless the Participating Employer shall have waived its right to such notice.

         8.06              ADMINISTRATOR'S AUTHORITY

                           The Plan Administrator shall have all of the duties and responsibilities authorized by the Plan and shall have the authority to make any and all rules, regulations and decisions necessary or appropriate to effectuate the terms of the Plan, which shall be binding upon each Participating Employer and all Participants."

         IN WITNESS WHEREOF, this Amendment has been executed this 26th day of October, 1995.

                                      Phoenix Home Life Mutual Insurance Company
                                      Benefit Plans Committee



/s/ Diane Fitzgerald                  /s/ Carl T. Chadburn
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Diane Fitzgerald                      By Carl T. Chadburn
Witness                               Secretary

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